UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2003

Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

1-12175

75-2662240

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, Texas 76092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not applicable.

(Former name or former address, if changed since last report.)

Item 9.                                             Regulation FD Disclosure

On November 20, 2003, Travelocity.com. L.P. (“Travelocity”), an indirect subsidiary of Sabre Holdings Corporation (the “Company”), issued the news release attached hereto as Exhibit 99.1 announcing that Travelocity had successfully completed its acquisition of the assets of World Choice Travel Inc., the U.S.-based hotel room consolidation and distribution business of MyTravel Group PLC, a global leisure travel services company based in the United Kingdom.

Exhibit(s)

Exhibit	Description

99.1	News release reporting the completion of the acquisition of the assets of World Choice Travel Inc., issued by Travelocity.com L.P. on November 20, 2003.

All of the information furnished in this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Cautionary Notice

Statements in this report and the exhibit hereto which are not purely historical facts, including statements about the expected benefits to Travelocity or  the Company of the acquisition described herein, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to the Company on the date this report was submitted.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: the computer reservation system rules proposed by the Department of Transportation, the integration of the acquired assets, and the Company’s revenues being highly dependent on the travel and transportation industries.  The Company may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of the Company’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

	By:	/s/ James F. Brashear
	Name:	James F. Brashear
	Title:	Corporate Secretary

Date: November 20, 2003

EXHIBIT INDEX

Exhibit 99.1:	News release reporting the completion of the acquisition of the assets of World Choice Travel Inc., issued by Travelocity.com LP on November 20, 2003.